Exhibit 20

World Omni Auto Receivables Trust 2005-A

Monthly Servicer Certificate

July 31, 2005

Aggregate Note Amount	Aggregate Note Amount
Original	800,000,000.00

Note Balance @ 6/30/05	666,601,217.38
Principal distributable amount	22,629,158.95

Note Balance @ 7/31/05	643,972,058.43

Note Amount	Class A-1 Note Amount
Original	168,000,000.00

Note Balance @ 6/30/05	34,601,217.38
Principal distributable amount	22,629,158.95

Note Balance @ 7/31/05	11,972,058.43

Note Amount	Class A-2 Note Amount
Original	190,000,000.00

Note Balance @ 6/30/05	190,000,000.00
Principal distributable amount	—

Note Balance @ 7/31/05	190,000,000.00

Note Amount	Class A-3 Note Amount
Original	252,000,000.00

Note Balance @ 6/30/05	252,000,000.00
Principal distributable amount	—

Note Balance @ 7/31/05	252,000,000.00

Note Amount	Class A-4 Note Amount
Original	157,675,000.00

Note Balance @ 6/30/05	157,675,000.00
Principal distributable amount	—

Note Balance @ 7/31/05	157,675,000.00

Note Amount	Class B Note Amount
Original	32,325,000.00

Note Balance @ 6/30/05	32,325,000.00
Principal distributable amount	—

Note Balance @ 7/31/05	32,325,000.00

Distributable Amounts	Total
Interest Distributable Amount	1,945,109.38
Principal Distributable Amount	22,629,158.95

Total	24,574,268.33

Distributable Amounts		Class A-1
Interest Distributable Amount		82,831.47
Principal Distributable Amount		22,629,158.95

Total		22,711,990.42

Distributable Amounts		Class A-2
Interest Distributable Amount		514,583.33
Principal Distributable Amount		0.00

Total		514,583.33

Distributable Amounts		Class A-3
Interest Distributable Amount		743,400.00
Principal Distributable Amount		0.00

Total		743,400.00

Distributable Amounts		Class A-4
Interest Distributable Amount		501,932.08
Principal Distributable Amount		0.00

Total		501,932.08

Distributable Amounts		Class B
Interest Distributable Amount		102,362.50
Principal Distributable Amount		0.00

Total		102,362.50

Note Factors	Series A-1	Series A-2
7/31/2005	7.1262253%	100.0000000%

Note Factors	Series A-3	Series A-4
7/31/2005	100.0000000%	100.0000000%

Note Factors	Series B
7/31/2005	100.0000000%

Pool Data	$	#
Original Pool Balance	808,080,808.08	33,047
Pre-Funding Contracts added 3/29/05	202,867,922.66	10,428
Pool Balance at 6/30/05	684,540,628.42	40,160
Principal Payments	20,663,802.07	556
Defaulted Receivables	807,141.43	44
Pool Balance at 7/31/05	663,069,684.92	39,560
Overcollateralization Target Amount	19,892,090.55
Recoveries	413,311.10

Weighted Average APR	6.74%
Weighted Average Remaining Term	53.22

	Aggregate Net Losses	Net Loss Ratio
May	117,288.93	0.19%
June	308,348.06	0.52%
July	393,830.33	0.69%

Average Net Loss Ratio		0.47%

Noteholders’ First Priority Principal Distributable Amount	0.00

Noteholders’ First Priority Principal Distributable Amount	0.00

Account Balances	Advance	Reserve Fund
Balance as of 6/30/05	63,421.98	11,594,502.23
Balance as of 7/31/05	77,229.08	11,625,885.58
Change	13,807.10	31,383.35
Reserve Fund Requirement		11,229,055.12
Reserve Fund Supplemental Requirement/(Excess)		(396,830.46)

Distribution per $1,000		Total
Distribution Amount		30.7178354

Interest Distribution Amount		2.4313867
Interest Carryover Shortfall		0.0000000

Principal Distribution Amount		28.2864487

Distribution per $1,000		Class A-1
Distribution Amount		135.1904192

Interest Distribution Amount		0.4930445
Interest Carryover Shortfall		0.0000000

Principal Distribution Amount		134.6973747

Distribution per $1,000		Class A-2
Distribution Amount		2.7083333

Interest Distribution Amount		2.7083333
Interest Carryover Shortfall		0.0000000

Principal Distribution Amount		0.0000000

Distribution per $1,000		Class A-3
Distribution Amount		2.9500000

Interest Distribution Amount		2.9500000
Interest Carryover Shortfall		0.0000000

Principal Distribution Amount		0.0000000

Distribution per $1,000		Class A-4
Distribution Amount		3.1833333

Interest Distribution Amount		3.1833333
Interest Carryover Shortfall		0.0000000

Principal Distribution Amount		0.0000000

Distribution per $1,000		Class B
Distribution Amount		3.1666667

Interest Distribution Amount		3.1666667
Interest Carryover Shortfall		0.0000000

Principal Distribution Amount		0.0000000

Servicing Fee		Total
Amount of Servicing Fee Paid		570,450.53
Total Unpaid		0.00

Delinquent Receivables	#	$
Past Due 31-60 days	339	4,799,512.15
Past Due 61-90 days	64	1,026,130.54
Past Due 91 + days	27	405,716.54

Total	430	6,231,359.23